Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2007 relating to the financial statements which appears in the Prospectus included in the Registration Statement on Form S-1/A of CombiMatrix Corporation filed on June 8, 2007.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
August 24, 2007